Exhibit (p)(i) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K


                   MANUFACTURERS AND TRADERS TRUST COMPANY


                      CODE OF ETHICS FOR ACCESS PERSONS

                            Effective July 1, 2002


15

                              Table of Contents


Section                                                 Page


CODE OF ETHICS

    I.     Fiduciary Duty                                 3

    II.     Reporting                                     3
      Initial Reporting Requirements                      3
      Quarterly Reporting Requirements                    4
      Annual Reporting Requirements                       4
      Exemption for Disinterested Directors               5

   III.   Pre-clearance Requirement                       5

   IV.   Exempt Transactions                              6

   V.    Prohibitions and Restrictions                    6

   VI.   Prohibition on Giving / Receiving Gifts          8

   VII.  Sanctions                                        9

   VIII. Definitions                                     10


Addendum

   Access Persons Procedures                             12
      Process                                            12
   Pre-clearance Approval                                12

   Risk Management Department Procedures                 13
      Pre-clearance                                      13
      Initial Reporting Process                          13
      Quarterly Reporting Process                        14
      Annual Reporting Process                           14
      Reporting to the Board of Directors                14
      Record keeping Requirements                        15
             CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the Investment Company Act of 1940, this Code of Ethics has been adopted on behalf of the Adviser and the Funds.*

I.  Fiduciary Duty

a)    Each Access Person must:

i)    place the Funds' interests ahead of their personal interests;
ii)   avoid  conflicts of interest and the appearance of any conflict with the
                  Funds; and
iii)  conduct  their  personal  transactions  in  a  manner,  which  does  not interfere with Fund portfolio transactions or otherwise take unfair or inappropriate advantage of their relationship to the Fund.

            For example, the failure to recommend or purchase a Covered Security for the Fund may be considered a violation of this Code.

b)    Every Access Person must adhere to these general  fiduciary  principles, and comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.


II.     Reporting Requirements

      Every Access Person is required to submit reports of all accounts and any transactions in Covered Securities as indicated below.

      Covered Securities transactions of Access Persons will be reviewed for compliance with the provisions of this Code. A violation may result from either a single transaction or multiple transactions if the Risk Management Department determines that the provisions of this Code have been violated.

            Initial Reporting Requirements

a)    Within 10  calendar  days of  commencement  of  employment  as an Access
            Person, the Access Person will provide the Risk Management Department a list including:

i.    the full name,  description,  number of shares and principal  amount, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

ii.   the name and  address  of any  broker,  dealer  or bank  maintaining  an account in which any Securities are held.

b)    The Risk Management  Department  will direct the broker,  dealer or bank maintaining each account to provide duplicate confirmations of all transactions and account statements directly to the attention of the Risk Management Officer, in a timely fashion. Each Access Person must assure that such information is received.

            Quarterly Reporting Requirements

c)    Not later than 10 calendar  days after the end of the calendar  quarter, every Access Person must report all transactions in any Covered Security (other than those personal transactions in Securities exempted under Section IV. of this Code) to the Risk Management Department in which such Access Persons has, or by reason of such transaction acquires any direct or indirect beneficial ownership.

d)    Each Access Person must sign and date all required  quarterly  reporting forms which will contain the following information:

i.)   The date of the  transaction,  the title and the number of  shares,  the principal amount, the interest rate and maturity date, if applicable of each Covered Security involved;
ii.)  The nature of the transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);
iii.) The price at which the transaction was effected;
iv.)  The name of the broker,  dealer or bank through whom the transaction was effected;
v.)   If there were no personal  transactions  in any Covered  Security during the period, either a statement to that effect or the word "None" (or some similar designation).
vi.)  Report  any new  account  established  with a broker,  dealer or bank in which any Security was transacted or held for the direct or indirect benefit of the Access Person during the quarter. The report shall include the name of the entity with whom the account was established and the date on which is was established.

            Annual Reporting Requirements

e)    On an annual basis and within 10 calendar  days of a request of the Risk
            Management Department, every Access Person is required to (1) certify that he or she has read the Code, and (2) acknowledge their understanding of and compliance with the Code, its requirements and Associated Procedures. At the same time, the Access Person must furnish a current list of securities held in the Access Person's account(s) and:

i.)   report  all  securities  held  in  all  personal  and  household  member accounts,  including the title,  number of shares
                  and principal  amount of each Covered Security in
                  which  the  Access   Person  had  any  direct  or
                  indirect beneficial ownership;
ii.)  report all open account information,  including names of brokers,  banks and dealers, addresses and account numbers in which any Covered Security was held for the direct or indirect benefit of the Access Person.

            Exemption for Disinterested Directors

f)    A  Disinterested   Director  is  exempt  from  the  "initial   reporting
            requirements"  and "annual  reporting  requirements"  contained in
            Section II. A Disinterested Director shall be exempt from the "quarterly reporting requirements" so long as, at the time of the personal transaction in the Covered Security, the Disinterested
            Director neither knew nor should have known that the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.


III. Pre-Clearance Requirement

a)    Access  Persons  must  pre-clear  every  purchase  or sale of a  Covered
            Security in which the Access Person has a beneficial interest (including transactions in pension or profit-sharing plans), in accordance with the Associated Procedures governing pre-clearance. A purchase or sale of Covered Securities not otherwise approved pursuant to the Associated Procedures may, upon request made prior to the personal transaction, nevertheless receive the approval of the Chief Investment Officer if such purchase or sale would be: only remotely potentially harmful to the Fund; very unlikely to affect a highly institutional market; or clearly not related economically to the securities to be purchased, sold or held by the Fund. Notwithstanding the receipt or express prior approval, and any purchases or sales by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in Section V of this Code.

b)    Duration.  Pre-clearance  Approval  remains  in effect  until the end of the same business day the request was made.

c)    Pre-clearance does not protect  wrongdoing.  Pre-clearance  approval and the receipt of express prior pre-clearance approval does not exempt you from the prohibitions outlined in this Code.

      d) Options. When trading options, the Access Person must pre-clear the underlying security before entering into the option contract.

      e) Pre-clearance requirements do not apply to:

i.)   Non-volitional purchases or sales.
ii.)  Dividend   reinvestment   plan;  or  automatic  payroll  deduction  plan
                  purchases that are either (a) made solely with the dividend proceeds, or (b) whereby an employee purchases securities issued by an employer.
iii.) Exercise  of rights to purchase  and any sales of such rights  issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.
iv.)  Purchases  and  sales of a  Security  that  represents  an  interest  in certain  indices  as  determined  by  the  Chief  Investment
                  Officer.
v.)   Gifts or charitable donations of a Covered Security.
vi.)  Purchases  and sales of Covered  Securities  executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.
vii.) Purchases and sales of Covered  Securities  executed by a  Disinterested
                  Director.


IV.  Exempt Transactions

      a) Purchases  or sales of the  following  Securities  are not subject to the  Pre-clearance or Prohibitions  and  Restrictions  sections of this Code:
i.)   direct  obligations  of the  Government  of the United  States and U. S.
                  Government Agencies.
ii.)  bankers' acceptances;
iii.) bank certificates of deposit;
iv.)  commercial paper;
v.)   high  quality   short-term  debt   instruments,   including   repurchase
                  agreements; and
vi.)  shares of registered open-end investment companies.

      b) Discretionary Accounts over which the Access Person has no direct or indirect influence or control are not subject to pre-clearance requirements or blackout periods.


V.  Prohibitions and Restrictions

      a) IPOs are Prohibited
            Access Persons may not acquire any Security in an initial public offering ("IPO"); however, subject to provisions of this Code and its Associated Procedures, an Access person may acquire the security in the secondary market.




b)    Private Placements Require Prior Approval
            Access Persons may acquire a Security in a private placement or other limited offering, only if they request and receive the express prior approval of the Senior Trader.

            If an Investment Person receives prior approval and acquires a Security in a private placement, the Investment Person must disclose this investment to the Chief Investment Officer (or his designee) before the Investment Person may participate in any subsequent consideration of any potential investment by the Fund in the issuer of that Security.

            Following a purchase by an Investment Person in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by the Chief Investment Officer.



c)    Prior Knowledge

            No Access Person may execute a personal transaction, directly or indirectly, in any Covered Security, and neither the de minimis rule provided below nor any prior pre-clearance will apply, when he or she knows, or should have known, that the Covered Security:

i.)   is being considered for purchase or sale by the Fund; or
ii.)  is being purchased or sold by the Fund.


d)    Serving on Boards of Directors

            All Investment Personnel are prohibited from serving on the boards of directors of any issuer of a Covered Security, absent express prior authorization from the Chief Investment Officer. Authorization to serve on the board of such a company may be granted in instances where the Chief Investment Officer determines that such board service would be consistent with the interests of the Fund and its shareholders. If prior approval to serve as a director of a company is granted, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel sit. (This shall not limit or restrict service on the Board of Federated Investors, Inc.)


e)    Every Access Person is  prohibited,  in connection  with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund from:

i.)   employing any device, scheme or artifice to defraud the Fund;
ii.)  making any untrue  statement  of a material  fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
iii.) engaging in any act,  practice or course of  business  that  operates or would operate as a fraud or deceit on the Fund; or iv.) engaging in any manipulative practice with respect to the Fund.

                     Examples: Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

f)    Notwithstanding   the   other   restrictions   of  this  Code  to  which
            Disinterested Directors are subject, subparagraphs (a) and (b) of this Section V shall not apply to Disinterested Directors.


VI.   Prohibition on Giving / Receiving Gifts

     Every Access Person is prohibited from giving or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $250 or less. This prohibition shall not apply to:

a)    salaries,  wages, fees or other  compensation  paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

b)    meals,  refreshments or  entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

c)    advertising  or  promotional  material of nominal  value,  such as pens, pencils, note pads, key chains, calendars and similar items;

d)    the  acceptance  of gifts,  meals,  refreshments,  or  entertainment  of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

e)    the  acceptance  of  awards,  from  an  employer  to  an  employee,  for recognition of service and accomplishment.


VII.  Sanctions

a)    The Risk Management  Department will review  personal  trading  activity and trading records to identify possible violations, including:
i.)   delay in reporting individual investments or investment accounts
ii.)  failure to report individual investments or investment accounts
iii.) filing false or incomplete reports
iv.)  failure to pre-clear individual trades
v.)   executing trades that violate provisions of this Code

            Violations   noted  will  be   identified   as  being   technical,
            substantive or material.

b)    Upon  determining  that a  violation  of  this  Code  or its  Associated
            Procedures has occurred, the Chief Investment Officer may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:
i)    a letter of censure;
ii)   suspension;
iii)  a fine, either nominal or substantial;
iv)   the unwinding of trades;
v)    the disgorging of profits; or
vi)   the recommendation that the employment of the violator be terminated.

c)    Sanctions  listed above may be assessed  individually or in combination.
            Prior violations of the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions.

            (In instances where a member of the Access Person's household commits the violation, any sanction will be imposed on the Access Person.)

d)    All  substantive  or material  violations  of this Code,  any  sanctions imposed with respect thereto, any patterns or trends noted and any difficulties in administration of the Code shall be reported to Senior Management and to the Board of Directors of the Fund, or its Audit Committee, at least annually.

VIII.    Definitions

a)    The "1940 Act" means the Investment Company Act of 1940, as amended.

b)    "Access  Person"  means  any  person  who  participates  in or  who,  in connection  with  his  or  her  duties,  obtains  any  information concerning recommendations on Covered Securities being made by the investment adviser to any Fund. It includes a director, trustee, officer, managing general partner, general partner, or Advisory Person of a Fund, of the Underwriter, and of the Adviser and all family members permanently residing in the same household. (If non-family members also reside in the household, the Access Person must either declare that the Access Person has no influence on the investment decisions of the other party or the Access Person must report the party as an Access Person.).

c)    "Adviser" means any registered  investment  adviser that is an affiliate or subsidiary of Federated Investors, Inc.

d)    "Advisory  Person"  means (i) any  employee of the  Underwriter,  of the
            Adviser or of any company in a control relationship to the Underwriter (which would include any operating company that is an affiliate or a subsidiary of Federated Investors, Inc.), who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

e)    "Associated   Procedures"   means  those  policies,   procedures  and/or
            statements that have been adopted by the Underwriter, the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

f)    "Beneficial  Ownership"  will be  attributed  to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
            Section 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

g)    "Control"  shall  have the same  meaning  as that set  forth in  Section
            2(a)(9) of the 1940 Act.

h)    "Covered  Security"  shall  include  any  Security,  or  interest  in  a
            Security, not expressly excluded by provisions of this Code of Ethics, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and any related instruments and securities. For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

            "Covered Security" shall not include: direct obligations of the Government of the United States or U. S. Government Agencies (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

i)    "Disinterested Director" means a director,  trustee, or managing general partner of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)    "Fund" means each investment  company registered under the 1940 Act (and any series or portfolios of such company) and any other account advised by an Adviser.

k)    "Initial  Public  Offering"  means an offering of securities  registered
            under  the   Securities   Act  of  1933,   the  issuer  of  which,
            immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

l)    "Investment  Person"  or  "Investment  Personnel"  include:  individuals with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers) and individuals who provide information and advice to such portfolio managers (such as securities analysts); and those who assist in executing investment decisions for the Fund (such as traders) and their related staff members.

m)    "Private  Placement"  or "limited  offering"  means an offering  that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

n)    "Purchase  or Sale of a Covered  Security"  includes,  inter  alia,  the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

o)    "Security"  has the  meaning  set forth in Section  2(a)(36) of the 1940
            Act.

p)    "Chief Investment  Officer" shall mean the incumbent in that position or his delegate as determined by the Chief Investment Officer from time to time. (In situations that might involve the Chief Investment Officer the position of Investment Group Head will be substitute).




                                   Addendum

                                ACCESS PERSONS
                                  PROCEDURES

Process

Pre-clearance Approval
a)    An Access Person  (defined to include all members of the Access Person's household) who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must pre-clear the Covered Security with the Senior Trader prior to engaging in the transaction. To obtain pre-clearance, the Access Person will complete the "Personal Transaction Notification" form (listed in the procedure manual as form "(a)". This must be time stamped by the Trader and approval granted or denied with the appropriate notation as provided on the form.

b)    If approval is denied,  the  contemplated  personal  transaction in that
            Covered   Security  is   prohibited   until   prior   approval  is
            subsequently granted by the Senior Trader.

c)    If  approval  is  granted,  the  Access  Person  is free to  effect  the personal transaction in that Covered Security until the end of the same trading day only. In this regard, open orders extending beyond the same trading day (good till cancel) are permitted with no further changes. Any changes to a "Good til cancel" order requires updated pre-clearance.

d)    All trade  requests are  maintained by the Senior Trader and reviewed by the Risk Management Department in conjunction with other information provided by Access Persons in accordance with the Code.

e)    The Chief  Investment  Officer reviews all exceptions and determines the appropriate action to be taken to resolve each exception.







                          RISK MANAGEMENT DEPARTMENT
                                  PROCEDURES

Pre-clearance

Each quarter, the Trade Desk provides the Risk Management Department with the Personal Security Trade Inquiry Log for the reporting quarter. The Risk Management Officer compares the Access Persons Personal Transactions against the Trade Inquiry Log to determine if pre-clearance was obtained prior to executing the transaction.

Initial Reporting Process

1. The Manager or Supervisor meets with each new Access Person and reviews the Code of Ethics, the Insider Trading Policy (Division's Policy Manual) and the procedures for pre-clearing personal securities transactions.

2. The Access Person is required to complete the "Certification of Annual Review of M&T Bank's Code of Ethics", to acknowledge his/her understanding of the Code of Ethics and return it to the designated Risk Management Officer within ten (10) calendar days.

3. In addition, the Access Person is required to complete the following forms:

a)    Annual  Report of Asset  Holdings  - the  position,  number  of  shares, market  value  and the  Broker/Dealer  of each  Covered
            Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

b)    Verification  of  Brokerage  Accounts  - the  name  and  address  of any broker, dealer or bank maintaining an account in which any Securities are held. The name the account is registered as and the Account Number is also required.

4. A separate form must be completed for the Access person and all household members as defined in Section VIII(b) of the Code. The signed form(s) must be returned to the Risk Management Department within ten (10) calendar days.

5. The Risk Management Department notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to the Risk Management Officer, effective immediately.







Quarterly Reporting Process

1.    On the first  business  day after each  calendar  quarter  end, the Risk
      Management Officer sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements.

2. Within ten (10) calendar days of the quarter end, the Access Person is required to:

a)    report all Covered  Security  transactions  recorded during the previous calendar quarter in all personal and household member accounts;

b)    notify the Risk  Management  Department of any new accounts  established with brokers, banks or dealers during the quarter and the date the account was established;

3. The Risk Management Department issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

4. Based on the activity and the responses to the memos, the Chief Investment Officer may impose any of the sanctions identified in
      Section VII.


Annual Reporting Process

1. At least annually, the Risk Management Department requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2. This re-certification is required to be completed within ten (10) calendar days of the request.

3. Within ten (10) calendar days of the request, the Access Person is required to:

a)    Report all Brokerage  Account  information,  including names of brokers, banks and dealers, addresses and account numbers;
b)    Report  all  securities  held  in  all  personal  and  household  member accounts, including the title, number of shares and principal amount of each Covered Security in which the Access person had any direct or indirect beneficial ownership.

Reporting to the Board of Directors

1. Each quarter, the Chief Investment officer reports any substantive or material violations of the Code to the Board of Directors. Violations of the Code include:

      a)    failure to pre-clear a transaction;
      b) failure to complete the initial, quarterly or annual reporting requirements timely, regardless of whether the Access Person executed any transactions;
      c)    failure to comply with the receipt of gifts requirements; and
      d) any trends or patterns of personal securities trading which are deemed by the Chief Investment officer to be violations of the Code.

2.    The Chief  Investment  Officer  provides  the Board with the name of the
      Access   Person;   the   type  of   violation;   the   details   of  the
      transaction(s); and the types of sanctions imposed, if any.

Record keeping Requirements
The Risk Management Department maintains the following records for a period no less than six (6) calendar years:

a)    a copy of the Code of Ethics;
b)    a record of any  violation of the Code of Ethics and any action taken as a result of the violation;
c)    a copy of each  report  made by an  Access  Person,  including  initial, quarterly and annual reporting;
d)    a record of all Access Persons (current and for the past five years);
e)    a  copy  of  any  supporting  documentation  used  in  making  decisions regarding action taken by the Chief Investment Officer with respect to personal securities trading.